EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Interleaf, Inc. for the registration of 166,547 shares of its common stock and to the incorporation by reference therein of our report dated May 13, 1998 with respect to the consolidated financial statements and schedule of Interleaf, Inc. as of and for the two years ended March 31, 1998 included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                                         Ernst & Young LLP


                                                         /s/ ERNST & YOUNG LLP
Boston, Massachusetts
October 21, 1999